UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 22, 2009, Merck & Co., Inc. issued the attached press release.

News Release

Media Contacts:	David Caouette (908) 423-3461	Investor Contacts:	Eva Boratto (908) 423-5185

	Amy Rose (908) 423-6537		Carol Ferguson (908) 423-4465

Merck Prices $4.25 Billion Debt Offering

WHITEHOUSE STATION, N.J., June 22, 2009 – Merck & Co., Inc. priced today a $4.25 billion public offering of senior unsecured notes. The notes include:

$1.25 billion of 1.875% notes due 2011

$1.00 billion of 4.00% notes due 2015

$1.25 billion of 5.00% notes due 2019

$0.75 billion of 5.85% notes due 2039

Proceeds from the notes will be used for general corporate purposes and/or to fund a portion of the cash consideration of the proposed Schering-Plough merger. In addition, Merck may use all or a portion of the proceeds to fully fund the two funds established for qualifying claims pursuant to the company’s Vioxx litigation settlement agreement, in which case the collateral previously pledged in connection with such funds will be returned to Merck. The closing of this offering will terminate the commitments of lenders and the company’s related obligations pursuant to the $3.0 billion bridge loan agreement entered into on May 6, 2009. It also will reduce the commitments of lenders under the asset sale facility by approximately $375 million, net of fees and expenses incurred in connection with this offering. Merck may temporarily invest proceeds not required immediately in short-term marketable securities.

The offering is expected to close on June 25, 2009, subject to customary closing conditions. The offering is not conditioned on the closing of the proposed Schering-Plough merger and the notes will remain outstanding whether or not the merger is consummated. J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., RBS Securities Inc., BNP Paribas Securities (USA) Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., Santander Investment Securities Inc. and UBS Securities LLC are acting as joint book-running managers for the offering.

This release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or

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qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying base prospectus. When available, copies of the prospectus supplement and accompanying base prospectus related to the offering may be obtained from J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11425, Attention: Prospectus Library (tel: 718-242-8002 or 866-430-0686); Banc of America Securities LLC at 100 West 33rd Street, 3rd floor, Attn: Prospectus Department, New York, New York 10001, by phone at (800) 294-1322 or by email to dg.prospectus_distribution@bofasecurities.com; Citigroup Capital Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 (tel: 800-831-9146); or RBS Securities Inc. toll-free at 1-866-884-2071.

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the

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proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Current Report on Form 8-K filed on June 22, 2009, Merck’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Information for Merck Shareholders

Merck shareholders are urged to read Merck’s proxy statement relating to the proposed merger with Schering-Plough when it is available because it contains important information. Merck shareholders may obtain free copies of the proxy statement, as well as other relevant documents, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000. Information regarding the interests of potential participants in Merck’s solicitation of proxies in connection with the proposed merger will be included in Merck’s proxy statement relating to the proposed merger. None of the information on Merck’s website and none of Merck’s public filings are incorporated by reference into this release.

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